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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): March 2, 1999


                               F.Y.I. INCORPORATED
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)



   Delaware                          0-27444                      75-2560895
(State or other                  (Commission File              (I.R.S. Employer
jurisdiction of                      Number)                    Identification
incorporation)                                                      Number)


3232 McKinney Avenue
Suite 900
Dallas, Texas                                                       75204
---------------------------------------                           ----------
(Address of Principal Executive Offices)                          (Zip Code)


                                  (214)953-7555
                                  -------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS.

Post-Merger Financial Results

     The following is a summary of certain interim financial information of F.Y.I. Incorporated (the "Company"), on a consolidated basis, reflecting the combined operations of the Company, including TCH Mailhouse, Inc. and G&W Enterprise, Inc. (collectively, "TCH") and Advanced Digital Graphics Inc. ("ADG"). The Company acquired both TCH and ADG in December 1998, and the transactions were accounted for as poolings-of-interests. For the month ended January 31, 1999, the Company recorded $22.0 million of revenues and net income of $1.7 million.





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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             F.Y.I. INCORPORATED

Date:   March 2, 1999                        By: /s/ Ed H. Bowman, Jr.
                                                ----------------------
                                             Name: Ed H. Bowman, Jr.
                                             Title: Chief Executive Officer



Date:   March 2, 1999                        By: /s/  Timothy J. Barker
                                                -----------------------
                                             Name: Timothy J. Barker
                                             Title: Chief Financial Officer